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                                                                     EXHIBIT 4.3

                                  $105,000,000

                         MORTON'S RESTAURANT GROUP, INC.

                      7 1/2% SENIOR SECURED NOTES DUE 2010

                          REGISTRATION RIGHTS AGREEMENT


JEFFERIES & COMPANY, INC.                                            July 7,2003
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

Ladies and Gentlemen:

     MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (the "COMPANY"), is issuing and selling to Jefferies & Company, Inc. (the "INITIAL PURCHASER"), upon the terms set forth in the Purchase Agreement, dated as of June 27, 2003, between the Company and the Initial Purchaser (the "PURCHASE AGREEMENT"), $105,000,000 aggregate principal amount at maturity of 7 1/2% Senior Secured Notes due 2010 issued by the Company (each, a "NOTE" and collectively, the "NOTES"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company and the Guarantors (as defined below) agree with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchaser), as follows:

1.   DEFINITIONS

     Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

     ADDITIONAL INTEREST: See Section 4(a).

     ADVICE: See Section 5(u).

     AGREEMENT: This Registration Rights Agreement, dated as of the Closing Date, between the Company and the Initial Purchaser.

     APPLICABLE PERIOD: See Section 2(e).

     BUSINESS DAY: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

     CLOSING DATE: July 7, 2003.

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     COLLATERAL AGREEMENTS: Shall have the meaning set forth in the Indenture.

     COMPANY: See the introductory paragraph to this Agreement.

     DAY: Unless otherwise expressly provided, a calendar day.

     EFFECTIVENESS DATE: The 180th day after the Issue Date.

     EFFECTIVENESS PERIOD: See Section 3(a).

     EVENT DATE: See Section 4(b).

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     EXCHANGE NOTES: Senior Secured Notes due 2010 of the Company, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for restrictive legends and additional interest provisions.

     EXCHANGE OFFER: See Section 2(a).

     EXCHANGE REGISTRATION STATEMENT: See Section 2(a).

     FILING DATE: The 90th day after the Issue Date; PROVIDED, THAT if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

     GUARANTORS: Shall mean the Subsidiary Guarantors.

     HOLDER: Any registered holder of Registrable Notes.

     INDEMNIFIED PARTY: See Section 7(c).

     INDEMNIFYING PARTY: See Section 7(c).

     INDENTURE: The Indenture, dated as of the Closing Date, among the Company, the Guarantors and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

     INITIAL PURCHASER: See the introductory paragraph to this Agreement.

     INITIAL SHELF REGISTRATION:  See Section 3(a).

     INSPECTORS: See Section 5(n).

     ISSUE DATE: July 7, 2003.

     LOSSES: See Section 7(a).

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     NASD: National Association of Securities Dealers, Inc.

     NOTES: Shall mean the Notes (as set forth in the introductory paragraph to this Agreement).

     PARTICIPATING BROKER-DEALER: See Section 2(e).

     PERSON: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

     PRIVATE EXCHANGE: See Section 2(f).

     PRIVATE EXCHANGE NOTES: See Section 2(f).

     PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     PURCHASE AGREEMENT: See the introductory paragraph to this Agreement.

     RECORDS: See Section 5(n).

     REGISTRABLE NOTES: (i) Notes, (ii) Private Exchange Notes and (iii) Exchange Notes received in the Exchange Offer as to which Section 2(j)(iv) is applicable, in each case, that may not be sold without restriction under federal or state securities laws until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(j)(iv) hereto is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act.

     REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective

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amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     RULE 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.

     SECURITIES: The Notes, the Exchange Notes and the Private Exchange Notes.

     SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     SHELF NOTICE: See Section 2(j).

     SHELF REGISTRATION: See Section 3(b).

     SUBSEQUENT SHELF REGISTRATION: See Section 3(b).

     SUBSIDIARY GUARANTOR: Each subsidiary of the Company that guarantees the obligations of the Company under the Notes and the Indenture.

     TIA: The Trust Indenture Act of 1939, as amended.

     TRUSTEE: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

     UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.   EXCHANGE OFFER

     (a) Unless the Exchange Offer would violate applicable law or a policy of the SEC or its staff, the Company shall (and shall cause each Guarantor with respect to its guarantee to) (i) prepare and file with the SEC no later than the Filing Date, a registration statement (the "EXCHANGE REGISTRATION STATEMENT") on an appropriate

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          form under the Securities Act with respect to an offer (the "EXCHANGE
          OFFER") to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes,
          (ii) use its reasonable best efforts to cause the Exchange Registration Statement to become effective no later than the Effectiveness Date, (iii) use its reasonable best efforts to keep the Exchange Registration Statement open for at least 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders, and (iv) use its reasonable best efforts to commence the Exchange Offer and issue on or prior to 30 Business Days after the Effectiveness Date, Exchange Notes in exchange for all Notes validly tendered and not withdrawn prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company; and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer.

     (b) The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture in all material respects (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA or exemption from such qualification) and (ii) the Collateral Agreements.

     (c) Interest on the Exchange Notes and Private Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date of the Notes. Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; PROVIDED, THAT interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes surrendered in exchange therefor from time to time during such period.

     (d) The Company may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that such Holder is not an affiliate of the Company within the meaning of the Securities Act, or, if it is an affiliate of the Company, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a Participating Broker-Dealer, that such Holder will receive Exchange Notes for its

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          own account in exchange for Notes that were acquired as a result of market-making or other trading activities, and that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

     (e) The Company shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution" which shall contain all information that the SEC may require with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a "PARTICIPATING BROKER-DEALER"). Such "Plan of Distribution" section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Company shall use reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with the resale by such Persons of the Exchange Notes; PROVIDED, HOWEVER, that such period shall not be required to exceed 90 days (unless such period is extended pursuant to Section 3(d) below) (the "APPLICABLE PERIOD").

     (f) If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Company (upon the written request from the Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser in exchange (the "PRIVATE EXCHANGE") for the Notes held by the Initial Purchaser, a like principal amount of Senior Secured Notes that are identical to the Exchange Notes in all material respects except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States and the placement of a restrictive legend thereon (the "PRIVATE EXCHANGE NOTES"). The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.

     (g)  In connection with the Exchange Offer, the Company shall:

          (i) mail or cause to be mailed to each Holder of record a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

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          (ii)    utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

          (iii) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

          (iv) otherwise comply in all material respects with all applicable laws.

     (h) As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

          (i) accept for exchange all Registrable Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

          (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (iii) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; PROVIDED THAT, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

     (i)  The Exchange Notes and the Private Exchange Notes may be issued under
          (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions or additional interest provisions set forth in the Indenture, that the Private Exchange Notes will be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Company pursuant to the Collateral Agreements and in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

     (j) If, (i) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer as contemplated by this
          Section 2, (ii) the Exchange Offer is not consummated within 30 Business Days after the Effectiveness Date for any reason, (iii) any holder of Private Exchange Notes so requests in writing to the Company within 30 days after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer but does not receive Exchange Notes on the date of the exchange that may

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          be sold without restriction under state and federal securities laws
          (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and in the case of clauses (i) through (iv) of this paragraph so notifies the Company within 30 days of consummation of the Exchange Offer, then the Company (and any then existing Guarantor) shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and shall file an Initial Shelf Registration pursuant to Section 3.

3.   SHELF REGISTRATION

     If a Shelf Notice is properly delivered pursuant to Section 2(j), then:

     (a) INITIAL SHELF REGISTRATION. The Company shall as promptly as practicable after the date of the Shelf Notice file (and shall cause any then existing Guarantor to file) with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "INITIAL SHELF REGISTRATION"). If the Company (and any then existing Guarantor) has not yet filed an Exchange Registration Statement, the Company shall use its reasonable best efforts to file (and shall cause any then existing Guarantor to use its reasonable best efforts to file) with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use its reasonable best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Company shall use its reasonable best efforts to file (and shall cause any then existing Guarantor to use its reasonable best efforts to file) with the SEC the Initial Shelf Registration within 90 days of the delivery of the Shelf Notice and shall use its reasonable best efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company and Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration. No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company and the Trustee, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein. The Company shall use its reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under

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          the Initial Shelf Registration or an earlier Subsequent Shelf
          Registration has been declared effective under the Securities Act.

     (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than during any Blackout Period relating to such Shelf Registration Statement, or because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause any then existing Guarantor to file) an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registrations.

     (c) SUPPLEMENTS AND AMENDMENTS. The Company shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes with respect to the information included therein regarding one or more of such Holders or, as applicable, such underwriter.

     (d) BLACKOUT PERIOD. Notwithstanding anything to the contrary in this Agreement, the Company, upon notice to the Holders of Registrable Notes, may suspend the use of the Prospectus included in any Shelf Registration Statement in the event that and for a period of time (a "BLACKOUT PERIOD") not to exceed an aggregate of 60 days in any twelve month period (1) the Board of Directors of the Company determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries, taken as a whole or (2) the disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors of the Company determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereof; PROVIDED, THAT, upon the termination of such Blackout Period,

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          the Company promptly shall notify the Holders of Registrable Notes that such Blackout Period has been terminated.

4.   ADDITIONAL INTEREST

     (a) The Company acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Company fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional cash interest on the Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if (A) neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the date required by this Agreement, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, subject to the proviso in the last sentence of this paragraph;

          (ii) if (A) neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the 180th day following the date such Shelf Registration was filed, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, subject to the proviso in the last sentence of this paragraph;

          (iii) if (A) the Company (and any then existing Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 30 Business Days after the Effectiveness Date, (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than during any Blackout Period relating to such Shelf Registration Statement, or such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the Notes, over and above any stated interest, at a

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                  rate of 0.25% per annum of the principal amount of such
                  Notes for the first 90 days commencing on (x) the 31st Business Day after the Effectiveness Date, in the case of clause (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of clause (B) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, subject to the proviso in the last sentence of this paragraph;

          PROVIDED, HOWEVER, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.0% per annum; and PROVIDED FURTHER, that (1) upon the filing of the Exchange Registration Statement or Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Additional Interest will not accrue under more than one of the foregoing clauses (1) -(3) at any one time. Notwithstanding the foregoing, no Additional Interest shall accrue with respect to Notes that are not Registrable Notes.

     (b) The Company shall notify the Trustee within 3 Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     (c) The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes the sole damages that will be suffered by Holders of Registrable Notes by reason of the occurrence of any of the events described in Sections 4(a)(i)-(iii) hereof.

5.   REGISTRATION PROCEDURES

     In connection with the filing of any Registration Statement pursuant to
Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant

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thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

     (a) Prepare and file with the SEC on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by
          Section 2(j), a Shelf Registration as prescribed by Section 3, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED THAT, if (1) a Shelf Registration is filed pursuant to Section 3 or
          (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall, if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, or each Participating Broker-Dealer and to their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing). The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object in writing on a timely basis.

     (b) Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

     (c) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the

          Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; PROVIDED, THAT, to the extent relating to a Shelf Registration Statement, none of the foregoing shall be required during a Blackout Period. Other than during a Blackout Period with respect to a Shelf Registration Statement, the Company shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Notes covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

     (d) Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits) and (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto. The Company hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment thereto.

     (e) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within 2 Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits),
          (ii) of the issuance by the SEC of
          any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose,
          (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by
          Section 5(m) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

     (f) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

     (g) Subject to Section 3(d), if (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

     (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; PROVIDED THAT where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; PROVIDED THAT neither the Company nor any existing Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

     (i) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

     (j) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(e)(v) or 5(e)(vi) hereof, as promptly as practicable (except, in the case of a Shelf Registration, during a Blackout Period), prepare and file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (k) Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement to be rated with such appropriate rating agencies (unless such Notes are already so rated), if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or the managing underwriter or underwriters, if any.

     (l) Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

     (m) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration,
          (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; and (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances.

     (n) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iii) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

     (o) Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable

          Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

     (p) Upon consummation of an Exchange Offer or Private Exchange, if so requested by the Trustee, obtain an opinion of counsel to the Company (in form, scope and substance customary for underwritten transactions), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the existing Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the existing Guarantors, enforceable against the Company and the existing Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Company and the existing Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured to the same extent as the Notes.

     (q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Notes that the Exchange Notes or the Private Exchange Notes, as the case may be, are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Notes; PROVIDED THAT in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

     (r) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.

     (s) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

     (t) The Company may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 45 days) after receiving such request. Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

     (u) Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company (i) of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), or 5(e)(vi) or (ii) of the commencement of a Blackout Period, such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement (other than any Exchange Offer Registration Statement in the case of a Blackout Period) and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until (x) in the case of clause (i) of this paragraph, such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice or (y) in the case of clause
          (ii) of this paragraph, the receipt of notice from the Company that such Blackout Period has ended. In the event the Company shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) or (y) the Advice.

6.   REGISTRATION EXPENSES

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company (other than any underwriting discounts or commissions) shall be borne by the Company, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof,
          (ii) messenger,
          telephone and delivery expenses incurred in connection with the performance of its obligations hereunder, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
          (v) rating agency fees, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses of the Trustee and the Exchange Agent and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement (other than underwriting discounts and commissions).

     (b) In the case of a Shelf Registration, the Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; PROVIDED THAT the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued.

7.   INDEMNIFICATION

     (a) INDEMNIFICATION BY THE COMPANY. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person from and against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees as provided in this Section 7) and reasonable expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses result solely from information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein; PROVIDED, HOWEVER, that the Company and the Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 7 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (ii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement. The Company and the Guarantors also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

     (b) INDEMNIFICATION BY HOLDER. Each Holder shall indemnify and hold harmless the Company, the Guarantors, their respective directors and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange
          Act), and the directors, officers and partners of such controlling persons, from and against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Notes giving rise to such indemnification obligation.

     (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the "INDEMNIFYING PARTY" or "INDEMNIFYING PARTIES", as applicable) in writing; PROVIDED, THAT the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

     The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, to assume, at its expense, the defense of any such proceeding, PROVIDED, THAT an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one appropriate local counsel in each required jurisdiction) at any time for such Indemnified Party).

     No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

     (d) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in
          Section 7(a) or 7(b) was available to such party.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by another method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "MAXIMUM CONTRIBUTION AMOUNT" shall equal the excess of (i) the aggregate gross proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.   RULES 144 AND 144A

     The Company covenants that it shall file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

9.   UNDERWRITTEN REGISTRATIONS OF REGISTRABLE NOTES

     If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; PROVIDED, HOWEVER, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

     No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  MISCELLANEOUS

     (a) NO INCONSISTENT AGREEMENTS. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

     (b) ADJUSTMENTS AFFECTING REGISTRABLE NOTES. The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and, in circumstances that would adversely affect any Holders of Registrable Notes, Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by the Company and Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

     (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

          (i) if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchaser as follows:

                          Jefferies & Company, Inc.
                          11100 Santa Monica Boulevard, 10th Floor
                          Los Angeles, California 90025
                          Facsimile No.: (310) 575-5166
                          Attention: Lloyd Feller, Esq.

                  with a copy to:

                          Mayer, Brown, Rowe & Maw LLP
                          1675 Broadway
                          New York, New York 10019
                          Facsimile No.: (212) 262-1910
                          Attention: Ronald S. Brody, Esq.

          (ii)    if to the Initial Purchaser, at the address specified in
                  Section 10(d)(i);

          (iii)   if to the Company, as follows:

                          Morton's Restaurant Group, Inc.
                          3333 New Hyde Park Road
                          New Hyde Park, New York 11042
                          Attention: Chief Financial Officer

                  with a copy to:

                          Schulte Roth & Zabel LLP
                          919 Third Avenue
                          New York, New York 10022
                          Attention: Michael R. Littenberg, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

     (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its controlled affiliates (as such term is defined in Rule 405 under the Securities
          Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (k) THIRD PARTY BENEFICIARIES. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

     (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

BORROWER:

MORTON'S RESTAURANT GROUP, INC.,
a Delaware corporation


By:       /s/ Thomas J. Baldwin
    ---------------------------
    Name:  Thomas J. Baldwin
    Title: Executive Vice President and
           Chief Financial Officer

GUARANTORS:

PORTERHOUSE, INC., a Delaware corporation

MORTON'S OF CHICAGO, INC., an Illinois corporation

MORTON'S OF CHICAGO/ADDISON, INC., a Delaware corporation

MORTON'S OF CHICAGO/ATLANTA, INC., an Illinois corporation

MORTON'S OF CHICAGO/BALTIMORE, INC., a Delaware corporation

MORTON'S OF CHICAGO/BOCA RATON, INC., a Delaware corporation

MORTON'S OF CHICAGO/BUCKHEAD, INC., a Delaware corporation

MORTON'S OF CHICAGO/CHICAGO, INC., a Delaware corporation

MORTON'S OF CHICAGO/CINCINNATI, INC., a Delaware corporation

MORTON'S OF CHICAGO/CLAYTON, INC., a Delaware corporation

MORTON'S OF CHICAGO/CLEVELAND, INC., an Illinois corporation

MORTON'S OF CHICAGO/COLUMBUS, INC., a Delaware corporation

MORTON'S OF CHICAGO/DALLAS, INC., an Illinois corporation

MORTON'S OF CHICAGO/DENVER, INC., an Illinois corporation

MORTON'S OF CHICAGO/DETROIT, INC., a Delaware corporation

MORTON'S OF CHICAGO/FIFTH AVENUE, INC., a Delaware corporation

MORTON'S OF CHICAGO/FLAMINGO ROAD CORP., a Delaware corporation

MORTON'S OF CHICAGO/HOUSTON, INC., a Delaware corporation

MORTON'S OF CHICAGO/MIAMI, INC., a Delaware corporation

MORTON'S OF CHICAGO/MINNEAPOLIS, INC., a Delaware corporation


                                       By:     /s/ Thomas Baldwin
                                           ----------------------------------
                                       Name:  Thomas J. Baldwin
                                       Title: Executive Vice President and Chief
                                              Financial Officer of the above
                                              corporations

Registration Rights Agreement Signature Page

MORTON'S OF CHICAGO/NASHVILLE, INC., a Delaware corporation

MORTON'S OF CHICAGO/NORTH MIAMI BEACH, INC., a Delaware corporation

MORTON'S OF CHICAGO/ORLANDO, INC., a Delaware corporation

MORTON'S OF CHICAGO/PALM BEACH INC., a Delaware corporation

MORTON'S OF CHICAGO/PALM DESERT, INC., a Delaware corporation

MORTON'S OF CHICAGO/PHILADELPHIA, INC., an Illinois corporation

MORTON'S OF CHICAGO/PHOENIX, INC., a Delaware corporation

MORTON'S OF CHICAGO/PITTSBURGH, INC., a Delaware corporation

MORTON'S OF CHICAGO/PORTLAND, INC., a Delaware corporation

MORTON'S OF CHICAGO/PUERTO RICO, INC., a Delaware corporation

MORTON'S OF CHICAGO/ROSEMONT, INC., an Illinois corporation

MORTON'S OF CHICAGO/SACRAMENTO, INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN ANTONIO, INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN DIEGO, INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN FRANCISCO, INC., a Delaware corporation

MORTON'S OF CHICAGO/SANTA ANA, INC., a Delaware corporation

MORTON'S OF CHICAGO/SCOTTSDALE, INC., a Delaware corporation

MORTON'S OF CHICAGO/SEATTLE, INC., a Delaware corporation

MORTON'S OF CHICAGO/VIRGINIA, INC., an Illinois corporation

MORTON'S OF CHICAGO/WASHINGTON D.C. INC., a Delaware corporation

MORTON'S OF CHICAGO/WASHINGTON SQUARE, INC., a Delaware corporation

MORTON'S OF CHICAGO/WESTBROOK, INC., an Illinois corporation

PORTERHOUSE OF LOS ANGELES, INC., a Delaware corporation

MOCGC CORP., a Virginia corporation

MORTON'S OF CHICAGO HOLDING, INC., a Delaware corporation

MORTON'S OF CHICAGO/BOSTON LLC, a Delaware limited liability company

ARNIE MORTON'S OF CHICAGO/BURBANK LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/CHARLOTTE LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/CRYSTAL CITY LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/DENVER CRESCENT TOWN CENTER, LLC, a Delaware limited liability company

ARNIE MORTON'S OF CHICAGO/FIGUEROA LLC, a Delaware limited liability company


                             By:     /s/ Thomas Baldwin
                                 ----------------------------------
                             Name:  Thomas J. Baldwin
                             Title: Executive Vice President and Chief
                                    Financial Officer of the above
                                    corporations and limited liability companies

Registration Rights Agreement Signature Page

MORTON'S OF CHICAGO/GREAT NECK LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/HACKENSACK LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/HARTFORD LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/HONOLULU LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/INDIANAPOLIS LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/JACKSONVILLE LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/KANSAS CITY LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/KING OF PRUSSIA LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/LOUISVILLE LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/NEW ORLEANS LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/PITTSBURGH LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/RESTON LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/RICHMOND LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/SCHAUMBURG LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/STAMFORD LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/WHITE PLAINS LLC, a Delaware limited liability company

ITALIAN RESTAURANTS HOLDING CORP., a Delaware corporation

BERTOLINI'S RESTAURANTS, INC., a Delaware corporation

BERTOLINI'S OF CIRCLE CENTRE, INC., a Delaware corporation

BERTOLINI'S/KING OF PRUSSIA, INC., a Delaware corporation

BERTOLINI'S OF LAS VEGAS, INC., a Delaware corporation

BERTOLINI'S AT VILLAGE SQUARE, INC., a Delaware corporation


                             By:     /s/ Thomas J. Baldwin
                                 -------------------------
                             Name:  Thomas J. Baldwin
                             Title: Executive Vice President and Chief
                                    Financial Officer of the above
                                    corporations and limited liability companies

Registration Rights Agreement Signature Page

ADDISON STEAKHOUSE, INC., a Texas corporation

CHICAGO STEAKHOUSE, INC., a Texas corporation

HOUSTON STEAKHOUSE, INC., a Texas corporation

SAN ANTONIO STEAKHOUSE, INC., a Texas corporation


By:   /s/  Darryl G. Steadman
    ------------------------
    Name:  Darryl G. Steadman
    Title: Executive Vice President

                                                   REGISTRATION RIGHTS AGREEMENT

ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.


By: /s/  Andrew Booth
    -----------------
    Name: Andrew Booth
    Title: Managing Director

                                                   REGISTRATION RIGHTS AGREEMENT